Exhibit 10.1.2
Execution Version

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by

RENTAL CAR INTERMEDIATE HOLDINGS, LLC, THE HERTZ CORPORATION
and certain of its Subsidiaries in favor of
BARCLAYS BANK PLC,
as Common Collateral Agent under the Collateral Agency Agreement

Dated as of November 2, 2017

1

TABLE OF CONTENTS

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc ............................................ 43 (i)

(ii)

SCHEDULES

1    Notice Addresses of Guarantors
2    Pledged Securities
3    Perfection Matters
4    Location of Jurisdiction of Organization
5    Intellectual Property

ANNEXES

1    Acknowledgement and Consent of Issuers who are not Granting Parties
2    Assumption Agreement
3    Successor Holding Company Joinder and Release

(iii)

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 2, 2017, made by RENTAL CAR INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, “Holdings”), THE HERTZ CORPORATION, a Delaware corporation (in its specific capacity as Parent Borrower, together with its successors and assigns, the “Parent Borrower”) and certain of its Subsidiaries from time to time party hereto, in favor of BARCLAYS BANK PLC, as collateral agent under the Collateral Agency Agreement (as hereinafter defined) for all the Secured Parties (as hereinafter defined) (in such capacity, and together with its successors and assigns in such capacity, the “Common Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Parent Borrower and each of the other grantors party thereto and the Credit Facility Collateral Agent (as hereinafter defined) entered into that certain Guarantee and Collateral Agreement dated as of June 30, 2016 (as heretofore amended, supplemented or otherwise modified, the “Existing Guarantee and Collateral Agreement”);

WHEREAS, the parties hereto are executing this Amended and Restated Guarantee and Collateral Agreement to amend and restate the Existing Guarantee and Collateral Agreement in its entirety;

WHEREAS, the Parent Borrower has separated its global equipment rental business primarily conducted by HERC (as defined in Section 1), and has distributed common stock of HERC to Hertz Investors (as defined in Section 1);

WHEREAS, HERC Holdings (as defined in Section 1) has distributed all of the common stock of Hertz Global Holdings, Inc., a Delaware corporation formerly known as Hertz Rental Car Holding Company, Inc. and the new indirect parent of the Parent Borrower, to the shareholders of HERC Holdings;

WHEREAS, in connection with the Spin-Off Transactions relating to the equipment rental business conducted by HERC and its subsidiaries, pursuant to that certain Credit Agreement, dated as of June 30, 2016 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “2016 Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers from time to time party thereto (together with the Parent Borrower, the “Borrowers” and each individually a “Borrower”), Barclays Bank PLC, as collateral agent and administrative agent (in such capacities, and together with its successors and assigns in such capacities, the “Credit Facility Collateral Agent”), and the other parties from time to time party thereto, the lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Letter of Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”), among the Parent Borrower, Barclays Bank PLC, as collateral agent and administrative agent (in such capacities, and together with its successors and assigns in such capacities, the “L/C Facility Collateral Agent”), and the other parties from time to time party thereto, the lenders have severally agreed to provide for a letter of credit facility to the Parent Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Parent Borrower is a member of an affiliated group of companies that includes Holdings, the Parent Borrower’s Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Parent Borrower (other than any Excluded Subsidiary) that becomes a party hereto from time to time after the date hereof (Holdings, the Parent Borrower and such Domestic Subsidiaries (other than any Excluded Subsidiary), collectively, the “Granting Parties”);

WHEREAS, the Credit Facility Collateral Agent, the L/C Facility Collateral Agent, the Common Collateral Agent and one or more Additional Agents have entered into an Intercreditor Agreement, dated June 6, 2017, acknowledged by the Borrowers and the other Granting Parties (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Section 9.1), the “Base Intercreditor Agreement”), and one or more Other Intercreditor Agreements or Intercreditor Agreement Supplements;

WHEREAS, (i) the proceeds of the extensions of credit under the 2016 Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses and (ii) the extensions of credit under the Letter of Credit Agreement will be used in part to enable the Parent Borrower to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses;

WHEREAS, the Parent Borrower, the other Borrowers and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under each Credit Agreement; and

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under each Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Common Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the L/C Facility Collateral Agent and the L/C Secured Parties to enter into the Letter of Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Parent Borrower thereunder, and to induce the Credit Facility Collateral Agent and the Credit Facility Secured Parties to consent to this amendment and restatement of the Existing Guarantee and Collateral Agreement, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), each Granting Party hereby agrees with the Common Collateral Agent, for the benefit of the Secured Parties (as defined below), as follows:

SECTION 1 DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined or defined by reference (x) in the Collateral Agency Agreement and used herein shall have the meaning given to them in the Collateral Agency Agreement and (y) if not so defined in the Collateral Agency Agreement, in a Credit Agreement and used herein shall have the meanings given to them in such Credit Agreement, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: Cash Proceeds, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Letter-of-Credit Rights and Money.

(b)    The following terms shall have the following meanings:

“2016 Credit Agreement”: as defined in the recitals hereto.

“ABS Base Indenture”: as defined in Section 6.9(a).

“ABS Collateral Agency Agreement”: as defined in Section 6.9(a).

“ABS Collateral Agent”: as defined in Section 6.9(a).

“ABS Trustee”: as defined in Section 6.9(a).

“Accounts”: all accounts (as defined in the Code) of each Grantor, including all Accounts (as defined in the Credit Agreements) and Accounts Receivable of such Grantor, but in any event excluding all Accounts that have been sold or otherwise transferred (and not transferred back to a Grantor) in connection with a Special Purpose Financing.

“Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

“Additional Agent”: as defined in the Base Intercreditor Agreement.

“Additional Collateral Documents”: as defined in the Base Intercreditor Agreement.

“Additional Credit Facilities”: as defined in the Base Intercreditor Agreement.

“Additional Obligations”: as defined in the Base Intercreditor Agreement.

“Additional Secured Parties”: as defined in the Base Intercreditor Agreement.

“Adjusted Net Worth”: as to any Guarantor at any time, the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Finance Document, or pursuant to its guarantee with respect to any Indebtedness then outstanding pursuant to the Senior Notes or any Additional Credit Facility) on such date.

“Administrative Agent”: the Credit Facility Administrative Agent and/or the L/C Facility
Administrative Agent, as the context may require.

“Agreement”: this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: as defined in Section 9.8.

“Bank Products Affiliate”: any Person who (a) has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents, (b) was a Lender or an Affiliate of a Lender at the time of entry into such Bank Products Agreement, or on or prior to September 30, 2016, or at the time of the designation referred to in the following clause (c) and (c) has been designated by the Parent Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Affiliate with respect to more than one Credit Facility).

“Bank Products Provider”: any Person (other than a Bank Products Affiliate) that has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents as designated by the Parent Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Provider with respect to more than one Credit Facility).

“Bankruptcy Case”: (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any non-U.S. Subsidiary of the Parent Borrower that is not a Loan Party or a Credit Party), or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Base Intercreditor Agreement”: as defined in the recitals hereto.

“Borrower Obligations”: the Credit Facility Borrower Obligations and the L/C Facility
Obligations.

“Borrowers”: as defined in the recitals hereto.

“CFTC”:    the Commodity Futures Trading Commission or any successor to the
Commodity Futures Trading Commission.

“Code”: the Uniform Commercial Code, as from time to time in effect in the State of
New York.

“Collateral”: as defined in Section 3.1; provided that, for purposes of Section 6.5, Section 8 and Section 9.16(b), “Collateral” shall have the meaning assigned to such term in the Credit Agreements.

“Collateral Account Bank”: a bank which at all times is a Common Collateral Agent or a Lender or an Affiliate thereof as selected by the relevant Grantor and consented to in writing by the Common Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Agency Agreement”: the Collateral Agency and Intercreditor Agreement, dated as of November 2, 2017, by and among Barclays Bank PLC, in its capacity as the Credit Facility Administrative Agent and Credit Facility Collateral Agent, Barclays Bank PLC, in its capacity as the L/C Facility Administrative Agent and L/C Facility Collateral Agent, and Barclays Bank PLC, in its capacity as Common Collateral Agent, and acknowledged and agreed to by the Parent Borrower, Rental Car Intermediate Holdings, LLC, each Subsidiary Borrower (as defined therein) party hereto from time to time, each Subsidiary Guarantor (as defined therein) party hereto from time to time, as the same may be amended, amended and restated, waived, supplemented or otherwise modified from time to time.

“Common Collateral Agent”: as defined in the preamble hereto.

“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Common Collateral Agent for the benefit of the Secured Parties.

“Collateral Representative”: (i) if the Collateral Agency Agreement is then in effect, the Secured Debt Representative (as defined therein), (ii) if the Collateral Agency Agreement is not then in effect, and if the Base Intercreditor Agreement is then in effect, the Senior Priority Representative (as defined therein), and (iii) if neither the Collateral Agency Agreement nor the Base Intercreditor Agreement are then in effect, and if any Other Intercreditor Agreement is then in effect, the Person acting as representative for the Secured Parties thereunder for the applicable purpose contemplated by this Agreement.

“Commodity Exchange Act”: the Commodity Exchange Act, as in effect from time to time, or any successor statute.

“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States copyright of such Grantor, other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Credit Agreement”: the 2016 Credit Agreement and/or the Letter of Credit Agreement, as the context may require.

“Credit Documents”: as defined in the Letter of Credit Agreement.

“Credit Facility”: as defined in the Base Intercreditor Agreement.

“Credit Facility Administrative Agent”: Barclays Bank PLC, in its capacity as administrative agent, together with its successors and assigns in such capacity, for the Lenders (as defined in the 2016 Credit Agreement), pursuant to the 2016 Credit Agreement.

“Credit Facility Borrower Obligations”: the collective reference to all obligations and liabilities of such Borrower in respect of the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans and Reimbursement Amount and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Amount, and all other obligations and liabilities of such Borrower to the Credit Facility Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 2016 Credit Agreement, the Loans, the Letters of Credit, this Agreement, the other Loan Documents, Hedging Agreements or Bank Products Agreement entered into with any Bank Products Affiliate, Hedging Affiliate, Bank Products Provider or Hedging Provider, any Guarantee of Holdings or any of its Subsidiaries as to which any Credit Facility Secured Party is a beneficiary (including any Management Guarantee entered into with any Management Credit Provider) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedging Agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable fees, expenses and disbursements of counsel to the Credit Facility Administrative Agent or to any other Credit

Facility Secured Party that are required to be paid by such Borrower pursuant to the terms of the 2016 Credit Agreement or any other Loan Document). With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, the obligation (the “Excluded Borrower Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Credit Facility Borrower Obligations guaranteed by such Guarantor shall not include any such Excluded Borrower Obligation. Terms used in this definition have the meanings set forth in the 2016 Credit Agreement.

“Credit Facility Collateral Agent” as defined in the recitals hereto.

“Credit Facility Secured Parties”: the collective reference to (i) the Credit Facility Administrative Agent, the Credit Facility Collateral Agent and each Other Representative (as defined in the 2016 Credit Agreement), (ii) the Lenders (as defined in the 2016 Credit Agreement), and each of their respective successors and assigns and their permitted transferees and replacements thereof and (iii) the Non-Lender Secured Parties.

“Discharge of Additional Obligations”: as defined in the Base Intercreditor Agreement.

“Discharge of Original Senior Lien Obligations”: as defined in the Base Intercreditor
Agreement.

“Excluded Assets”: as defined in Section 3.3.

“Excluded Obligation”: as defined in the definition of Guarantor Obligations.

“Federal District Court”: as defined in Section 9.12(a).

“Finance Documents” the Loan Documents and the Credit Documents.

“first priority”: with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).

“Foreign Intellectual Property”: any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.

“General Fund Account”: the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“Granting Parties”: as defined in the recitals hereto.

“Grantor”: Holdings, the Parent Borrower and each Domestic Subsidiary of the Parent Borrower that from time to time is a party hereto (it being understood that no Excluded Subsidiary shall be required to be or become a party hereto).

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Finance Document to which such Guarantor is a party, any Hedging Agreement or Bank Products Agreement entered into with any Bank Products Affiliate, Hedging Affiliate, Bank Products Provider or Hedging Provider, any Guarantee of Holdings or any of its Subsidiaries as to which any Secured Party is a beneficiary (including any Management Guarantee entered into with any Management Credit Provider) or any other document made, delivered or given in connection therewith, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees, expenses and disbursements of counsel to the Common Collateral Agent, Credit Facility Administrative Agent or L/C Facility Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Finance Document and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding). With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, the obligation (together with the Excluded Borrower Obligation, the “Excluded Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Guarantor Obligations of such Guarantor shall not include any such Excluded Obligation.

“Guarantors”: the collective reference to each Granting Party.

“Hedging Affiliate”: any Person who (a) has entered into a Hedging Agreement with any Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents, (b) was a Lender or an Affiliate of a Lender at the time of entry into such Hedging Agreement or on or prior to September 30, 2016, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Parent Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Affiliate with respect to more than one Credit Facility).

“Hedging Agreement”: any interest rate, foreign currency, commodity, credit or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity, credit or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed inconnection with any such agreement or arrangement, including, without limitation, any Interest Rate Agreement, Commodities Agreement or Currency Agreement.

“Hedging Provider”: any Person (other than any Hedging Affiliate) that has entered into a Hedging Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents, as designated by the Parent Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Provider with respect to more than one Credit Facility).

“HERC”:    Herc Rentals Inc., a Delaware corporation formerly known as Hertz
Equipment Rental Corporation, and any successor in interest thereto.

“HERC Holdings”:    Herc Holdings Inc., a Delaware corporation formerly known as
Hertz Global Holdings, Inc., and any successor in interest thereto.

“Hertz Investors”: Hertz Investors, Inc., a Delaware corporation, and any successor in interest thereto.
“Holdings”: as defined in the preamble hereto. “indemnified liabilities”: as defined in Section 9.4(b).

“Instruments”: has the meaning specified in Article 9 of the Code, but excluding the
Pledged Securities.

“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.

“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $5.0 million evidencing loans made by such Grantor to Holdings, the Parent Borrower or any Restricted Subsidiary.

“Intercreditor Agreements”: (a) the Base Intercreditor Agreement (upon and during the effectiveness thereof), (b) the Collateral Agency Agreement and (c) any Other Intercreditor Agreement that may be entered into in the future by the Common Collateral Agent and one or more Additional Agents and acknowledged by the Granting Parties (each as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Section
9.1 hereof)) (upon and during the effectiveness thereof).

“Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such
Grantor, including all Inventory (as defined in the Credit Agreements) of such Grantor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary in excess of 65% of any series of such stock and other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuers”: the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including any successors contemplated by Section 8.3 of each Credit Agreement).

“judgment currency”: as defined in Section 9.17(b).

“L/C Facility Administrative Agent”: Barclays Bank PLC, in its capacity as administrative agent, together with its successors and assigns in such capacity, for the Lenders (as defined in the Letter of Credit Agreement), pursuant to the Letter of Credit Agreement.

“L/C Facility Collateral Agent”: as defined in the recitals hereto.

“L/C Facility Obligations” the collective reference to all obligations and liabilities of Parent Borrower in respect of the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Letters of Credit and Reimbursement Amounts and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Parent Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Letters of Credit, the Reimbursement Amounts, and all other obligations and liabilities of Parent Borrower to the L/C Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Letter of Credit Agreement, the Letters of Credit, this Agreement, the other Credit Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees, expenses and disbursements of counsel to the L/C Facility Administrative Agent or to any other L/C Secured Party that are required to be paid by Parent Borrower pursuant to the terms of the Letter of Credit Agreement or any other Credit Document).

“L/C Secured Parties”: the collective reference to (i) the L/C Facility Administrative Agent, the L/C Facility Collateral Agent and each Other Representative (as defined in the Letter of Credit Agreement) and (ii) the Lenders (as defined in the Letter of Credit Agreement), and each of their respective successors and assigns and their permitted transferees and replacements thereof.

“Lender”: as defined in the Credit Agreement or the Letter of Credit Agreement, as applicable.

“Lender Secured Parties”: the collective reference to the Credit Facility Secured Parties
(other than the Non-Lender Secured Parties) and the L/C Secured Parties. “Letter of Credit Agreement”: as defined in the recitals hereto. “Loan Documents”: as defined in the 2016 Credit Agreement.

“Management Credit Provider”: any Person that is a beneficiary of a Management Guarantee, with the obligations of the applicable Grantor thereunder being secured by one or more Loan Documents as designated by the Parent Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Management Guarantee, be at any time a Management Credit Provider with respect to more than one Credit Facility).

“New York Courts”: as defined in Section 9.12(a).

“New York Supreme Court”: as defined in Section 9.12(a).

“Non-Lender Secured Parties”: the collective reference to all Bank Products Affiliates, Hedging Affiliates, Bank Products Providers, Hedging Providers and Management Credit Providers and all their respective successors and assigns, and their permitted transferees and indorsees.
“Obligations”: (i) the Borrower Obligations and (ii) the Guarantor Obligations. “original currency”: as defined in Section 9.17(b).

“Parent Borrower”: as defined in the preamble hereto.

“Patent Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States patent, patent application or patentable invention, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including all patents and patent applications identified in Schedule 5 hereto, and including (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Pledged Collateral”: as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledged Securities”:    the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by such Pledgor pursuant to Section 7.9 of each Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect; provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for U.S. tax purposes) of any Foreign Subsidiary, (ii) any Capital Stock of any Subsidiary of a Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity, (iv) any Capital Stock of any Unrestricted Subsidiary, (v) any Capital Stock of any Subsidiary of a Special Purpose Subsidiary, (vi) any Capital Stock of any Captive Insurance Subsidiary (or any Subsidiary thereof), (vii) any Capital Stock of HIRE Bermuda Limited, (viii) any Capital Stock of Hertz International RE Limited (ix) any Capital Stock of any Subsidiary referred to in clauses (g), (h), (i), (k) or (l) of the definition of “Excluded Subsidiary” and (x) without duplication, any Excluded Assets.

“Pledgor”: Holdings (with respect to the Pledged Stock of the Parent Borrower and all other Pledged Collateral of Holdings), the Parent Borrower (with respect to the Pledged Stock of the entities listed on Schedule 2 hereto and all other Pledged Collateral of the Parent Borrower) and each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).

“Predecessor Holdings”: as defined in Section 9.16(e).

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof, and, in any event, Proceeds of Pledged Securities shall include all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Restrictive Agreements”: as defined in Section 3.3(c).

“Rollover Hedge Provider”: as defined in Section 8.5.

“Secured Parties”: the collective reference to the Lender Secured Parties and the Non- Lender Secured Parties.

“Security Collateral”:    with respect to any Granting Party, means, collectively, the
Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.

“Senior Priority Obligations”: as defined in the Base Intercreditor Agreement.

“Successor Holding Company”: as defined in Section 9.16(e).

“Trade Secret Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trade secrets, including know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including each registration and application identified in Schedule 5 hereto, and including (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements or dilutions thereof) and (iii) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement, unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.
(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d) All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

SECTION 2 GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Common Collateral Agent, for the benefit of the applicable Secured Parties, the prompt and complete payment and performance by (x) each Borrower under the 2016 Credit Agreement and (y) the Parent Borrower under the Letter of Credit Agreement, in each case, when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations owed to the applicable Secured Parties.

(b) Anything herein or in any other Finance Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Finance Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that the rights of contribution of each Guarantor provided in following Section 2.2 be included as an asset of the respective Guarantor in determining the maximum liability of such Guarantor hereunder.

(c) Each Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Common Collateral Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until the earliest to occur of (i) the first date on which all the Loans, any Reimbursement Amounts, all other Borrower Obligations then due and owing and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (except for any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the 2016 Credit Agreement or the Letter of Credit Agreement, the Parent Borrower and the Subsidiary Borrowers may be free from any Borrower Obligations, (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Restricted Subsidiary), or, if such Guarantor is a Subsidiary Guarantor, any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary, in each case that is permitted under the Credit Agreements, or (iii) as to any Guarantor, such Guarantor becoming an Excluded Subsidiary.

(e) No payment made by the Parent Borrower, any Subsidiary Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Credit Facility Administrative Agent, the L/C Facility Administrative Agent or any other Secured Party from Parent Borrower, any Subsidiary Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations, or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earliest to occur of (i) the first date on which all the Loans, any Reimbursement Amounts, all other Borrower Obligations then due and owing are paid in full in cash, no Letter of Credit shall be outstanding (except for any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments are terminated, (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, Parent Borrower or a Restricted Subsidiary), or, if such Guarantor is a Subsidiary Guarantor, any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary, in each case that is permitted under the applicable Credit Agreement or (iii) as to any Guarantor, such Guarantor becoming an Excluded Subsidiary.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Credit Facility Administrative Agent, the L/C Facility Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Credit Facility Administrative Agent, the L/C Facility Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Credit Facility Administrative Agent, the L/C Facility Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Credit Facility Administrative Agent, the L/C Facility Administrative Agent or any other Secured Party against Parent Borrower, any Subsidiary Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Credit Facility Administrative Agent, the L/C Facility Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Parent Borrower, any Subsidiary Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Credit Facility Administrative Agent, the L/C Facility Administrative Agent and the other Secured Parties by Parent Borrower or any Subsidiary Borrower on account of the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding (or shall not have been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Letter of Credit shall be outstanding (and shall not have been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Credit Facility Administrative Agent, the L/C Facility Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Credit Facility Administrative Agent or the L/C Facility Administrative Agent, as applicable, in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Credit Facility Administrative Agent or the L/C Facility Administrative Agent, as applicable, if required), to be held as collateral security for all of any Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the Credit Facility Administrative Agent or the L/C Facility Administrative Agent, as applicable, may determine.

2.4 Amendments, etc. with Respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party may be rescinded by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party, and any Credit Agreement and the other Finance Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent or the L/C Facility Administrative Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between Parent Borrower, any Subsidiary Borrower and any of the Guarantors, on the one hand, and the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Parent Borrower, any Subsidiary Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any claim alleging breach of a contractual provision of any of the Finance Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of any Credit Agreement or any other Finance Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Parent Borrower, any Subsidiary Borrower against the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, non-perfection, taking or release of Security Collateral, (e) any change in the structure or existence of Parent Borrower or any Subsidiary Borrower, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party with respect thereto, including: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives Parent Borrower or any Subsidiary Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of Parent Borrower, any Subsidiary Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Parent Borrower or any Subsidiary Borrower for any Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Parent Borrower, any Subsidiary Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from Parent Borrower, any Subsidiary Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Parent Borrower, any Subsidiary Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.6    Reinstatement. The guarantee of any Guarantor contained in this Section
2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent Borrower, any Subsidiary Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Parent Borrower, any Subsidiary Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Credit Facility Administrative Agent or the L/C Facility Administrative Agent, as applicable, without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the 2016 Credit Agreement, Letter of Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the Credit Facility Administrative Agent’s office or the L/C Facility Administrative Agent’s office specified in Section 11.2 of the applicable Credit Agreement or such other address as may be designated in writing by the Credit Facility Administrative Agent or the L/C Facility Administrative Agent to such Guarantor from time to time in accordance with Section 11.2 of the applicable Credit Agreement.

SECTION 3 GRANT OF SECURITY INTEREST

3.1 Grant. Each Grantor hereby grants to the Common Collateral Agent, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in Section 3.3. The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in Section 3.3:

(a)    all Cash Equivalents (other than Restricted Fleet Cash);
(b)    all Deposit Accounts (other than in respect of Restricted Fleet Cash); (c)    all Intellectual Property;
(d)    all Vehicle Rental Concession Rights; (e)    all Investment Property;
(f)    all interests in leased real property (including Fixtures related thereto); (g)    all Fixtures;
(h)    all Accounts in respect of Customer Receivables and all Accounts in respect of Receivables arising from or otherwise relating to fleet management services);
(i)    all books and records pertaining to any of the foregoing; (j)    all Contracts pertaining to any of the foregoing;
(k)    all Documents pertaining to any of the foregoing;

(l)    all General Intangibles pertaining to any of the foregoing;

(m)    the Collateral Proceeds Account; and

(n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, Collateral shall not include (i) any Pledged Collateral, or (ii) any property or assets specifically excluded from Pledged Collateral (including any Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary in excess of 65% of any series of such stock).

3.2 Pledged Collateral. Each Granting Party that is a Pledgor hereby grants to the Common Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in Section 3.3.

3.3 Excluded Assets. No security interest is or will be granted pursuant to this Agreement or any other Security Document in any right, title or interest of any Granting Party under or in, and “Collateral” and “Pledged Collateral” shall not include the following (collectively, the “Excluded Assets”):

(a) any interest in leased real property (including Fixtures related thereto) in which a security interest is not perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters or any other third party consents);

(b)    any fee interest in owned real property (including Fixtures related thereto)
if the fair market value of such fee interest is less than $6.0 million individually;

(c) any Contracts, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate of any of the foregoing, (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(d) any assets over which the granting of such a security interest in such assets by the applicable Granting Party would be prohibited by any contract permitted under each Credit Agreement, any applicable law, regulation, permit, order or decree or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), or requires a consent of any Governmental Authority that has not been obtained (in each case after giving effect to the applicable anti-assignment provisions of the Code, other than proceeds and receivables thereof to the extent that their assignment is expressly deemed effective under the Code notwithstanding such prohibitions);

(e) any assets constituting Security Collateral, to the extent that such security interests would result in material adverse tax consequences to Holdings or any one or more of its Subsidiaries as reasonably determined by the Parent Borrower;

(f) any assets, to the extent that the granting or perfecting of a security interest in such assets would result in costs or consequences to Holdings or any of its Subsidiaries as reasonably agreed in writing by the Parent Borrower and the Common Collateral Agent, that are excessive in view of the benefits that would be obtained by the Secured Parties;

(g) any (i) Equipment and/or Inventory (and/or related rights and/or assets) that would otherwise be included in the Security Collateral (and such Equipment and/or Inventory (and/or related rights and/or assets) shall not be deemed to constitute a part of the Security Collateral) if such Equipment and/or Inventory (and/or related rights and/or assets) is subject to a Lien permitted by Section 8.2 of each Credit Agreement and designated by the Parent Borrower to the applicable Administrative Agent (but only for so long as such Lien remains in place) and (ii) other property that would otherwise be included in the Security Collateral (and such other property shall not be deemed to constitute a part of the Security Collateral) if such other property is subject to a Permitted Lien described in Section 8.2(h) or Section 8.2(m) (but only with respect to a Lien described in Section 8.2(h)) of each Credit Agreement and designated by the Parent Borrower to the applicable Administrative Agent (but, in each case only for so long as such Liens are in place) and, if such Lien is in respect of Hedging Obligations, such other property consists solely of (x) cash, Cash Equivalents or Temporary Cash Investments, together with proceeds, dividends and distributions in respect thereof, (y) any assets relating to such assets, proceeds, dividends or distributions or to any Hedging Obligations, and/or (z) any other assets consisting of, relating to or arising under or in connection with (1) any Hedging Agreements or (2) any other agreements, instruments or documents related to any Hedging Obligations or to any of the assets referred to in any of subclauses (x) through (z) of this clause (ii);

(h) any property (and/or related rights and/or assets) that (A) would otherwise be included in the Security Collateral (and such property (and/or related rights and/or assets) shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with (i) a Special Purpose Financing (or constitutes the proceeds or products of any property that has been sold or otherwise transferred in connection with a Special Purpose Financing (except as provided in the proviso to this subsection)) or (ii) a sale and leaseback transaction permitted under Section 8.4 of each Credit Agreement, or (B) is subject to any Permitted Lien and consists of property subject to any such sale and leaseback transaction or general intangibles related thereto (but only for so long as such Liens are in place), provided that, notwithstanding the foregoing, a security interest of the Common Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Security Collateral;

(i) Equipment and/or Inventory (and/or related rights and/or assets) subject to any Permitted Lien that secures Indebtedness permitted by each Credit Agreement that is Incurred to finance or refinance such Equipment and/or Inventory and designated by the Parent

Borrower to the applicable Administrative Agent (but only for so long as such Permitted Lien is in place);

(j) Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) which is specifically excluded from the definition of Pledged Stock by virtue of the proviso contained in such definition;

(k) Vehicle Rental Concession Rights in which a security interest is not perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization and/or to the extent that such security interests would result in adverse business consequences to Holdings or any one or more of its Subsidiaries as determined in good faith by the Parent Borrower (which determination shall be conclusive) (and there shall be no requirement to obtain Public Facility Operator consents or any other third party consents);

(l)    any assets covered by a certificate of title;

(m) any aircraft, airframes, aircraft engines or helicopters, or any Equipment or other assets constituting a part of any thereof;

(n) without duplication, Fleet Receivables (and related Accounts and/or related rights) arising from or otherwise relating to fleet management services to the extent such Fleet Receivables secure or support any Special Purpose Financing;

(o) for the avoidance of doubt, any Deposit Account and any Money, cash, checks, other negotiable instrument, funds and other evidence of payment therein held by any “qualified intermediary” in connection with the Rental Car LKE Program;

(p) any Money, cash, checks, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its Subsidiaries (i) for the benefit of customers of Hertz Claim Management Corporation or any of its Subsidiaries in the ordinary course of business and (ii) in the nature of a security deposit with respect to obligations for the benefit of the Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to contractual obligations;

(q) any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property is subject to other Liens permitted by Section 8.2(k) of each Credit Agreement and securing Indebtedness permitted by Section 8.1(b) of each Credit Agreement (but only for so long as such Liens are in place);

(r) any Capital Stock and other securities of a Subsidiary of the Parent Borrower to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities for the benefit of any holders of securities results in the Parent Borrower or any of its Restricted Subsidiaries being required to file separate financial statements for such Subsidiary with the Securities and Exchange Commission (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement;

(s)    Foreign Intellectual Property;

(t) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, but only if and for so long as a grant or enforcement of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor’s rights therein or in the resulting registration; and

(u) any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or other bank or securities accounts, but excluding the Collateral Proceeds Account) to the extent the security interest in such asset is not automatically perfected or perfected by filings under the Uniform Commercial Code of any applicable jurisdiction or, in the case of Pledged Stock, by being held by the Common Collateral Agent, any Collateral Representative or an Additional Agent as agent for the Common Collateral Agent.

3.4 Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Sections 3.1 and 3.2 herein shall, prior to the Discharge of Additional Obligations that are Senior Priority Obligations, be pari passu and equal in priority to the Liens granted to any Additional Agent for the benefit of the holders of the applicable Additional Obligations that are Senior Priority Obligations to secure such Additional Obligations that are Senior Priority Obligations pursuant to the applicable Additional Collateral Documents (except as may be separately otherwise agreed between the Common Collateral Agent, on behalf of itself and the Secured Parties, and any Additional Agent, on behalf of itself and the Additional Secured Parties represented thereby). The Common Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the Common Collateral Agent, each Administrative Agent and any Additional Agent shall be determined solely pursuant to any applicable Intercreditor Agreement, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Common Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Common Collateral Agent hereunder are subject to the provisions of each applicable Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control as among (a) the Credit Facility Collateral Agent, the L/C Facility Collateral Agent, the Common Collateral Agent and any Additional Agent, in the case of the Base Intercreditor Agreement, (b) the Credit Facility Collateral Agent, the L/C Facility Collateral Agent and the Common Collateral Agent, in the case of the Collateral Agency Agreement and (c) the Common Collateral Agent and any other secured creditor (or agent therefor) party thereto, in the case of any Other Intercreditor Agreement. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Notwithstanding any other provision hereof, for so long as any Additional
Obligations that are Senior Priority Obligations remain outstanding, any obligation hereunder to deliver to the Common Collateral Agent any Security Collateral shall be satisfied by causing such

Security Collateral to be delivered to the applicable Senior Priority Representative (as defined in the Base Intercreditor Agreement) to be held in accordance with the Base Intercreditor Agreement.

SECTION 4 REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Each Guarantor. To induce the Common Collateral Agent and the Lenders to enter into each Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder, each Guarantor hereby represents and warrants to the Common Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of each Credit Agreement as they relate to such Guarantor or to the applicable Finance Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Common Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2 Representations and Warranties of Each Grantor. To induce the Common Collateral Agent and the Lenders to enter into each Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder, each Grantor hereby represents and warrants to the Common Collateral Agent and each other Secured Party that, in each case after giving effect to the Spin-Off Transactions:

4.2.1 Title; No Other Liens. Except for the security interests granted to the Common Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by each Credit Agreement (including Section 8.2 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, to the knowledge of such Grantor, no currently effective financing statement or other similar public notice with respect to any Lien on all or any part of such Grantor’s Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the Common Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or the Existing Guarantee and Collateral Agreement or as relate to Liens permitted by each Credit Agreement (including Section 8.2 thereof) or any other Finance Document or for which termination statements will be delivered on the Closing Date.

4.2.2 Perfected First Priority Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Collateral in favor of the Common Collateral Agent for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the

Filings and, with respect to Instruments, Chattel Paper and Documents, upon the earlier of such Filing or the delivery to and continuing possession by the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and upon the obtaining and maintenance of “control” (as described in the Code) by the Common Collateral Agent, any Administrative Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with any applicable Intercreditor Agreement of the Collateral Proceeds Account, all Electronic Chattel Paper and all Letter-of-Credit Rights a security interest in which is perfected by “control”, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Common Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness, in each case other than Permitted Liens (and subject to any applicable Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Common Collateral Agent, each Administrative Agent, the applicable Collateral Representative or any Additional Agent (in accordance with any applicable Intercreditor Agreement) or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this Section
4.2.2(b), the following terms shall have the following meanings:

“Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3 and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”: the financing statements delivered to the Common Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 4.

“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
“Specified Assets”: the following property and assets of such Grantor:
(1)        Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction or by the filing and acceptance of intellectual property security agreements in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Parent Borrower and its Subsidiaries taken as a whole;

(2)        Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that (a) Liens thereon cannot be perfected by the filing and acceptance of intellectual property security agreements in the United States Copyright Office or (b) the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction, is not applicable to the creation or perfection of Liens thereon;

(3)        Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any state, territory or dependency thereof or the District of Columbia;

(4)        goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326(1)(b) of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;

(5)         Fixtures, Vehicles, and any other assets subject to certificates of title;

(6)        Money and Cash Equivalents, other than (x) identifiable Cash Proceeds and (y) Cash Equivalents constituting Investment Property to the extent a security interest therein is perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction;

(7)        Proceeds of Accounts or receivables which do not themselves constitute Collateral or which do not constitute identifiable Cash Proceeds or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any) or a Deposit Account of a Grantor subject to the Common Collateral Agent’s control;

(8)        Contracts, Accounts or receivables subject to the Assignment of
Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.); and

(9)    uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).

4.2.3    Jurisdiction of Organization.    On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.2.4    Farm Products. None of such Grantor’s Collateral constitutes, or is the
Proceeds of, Farm Products.

4.2.5 Accounts Receivable. The amounts represented by such Grantor to the Common Collateral Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Common Collateral Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Common Collateral Agent in writing.

4.2.6 Patents, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for issued Patents, but excluding licenses to commercially available “off-the-shelf” software) owned by such Grantor in its own name as of the date hereof, in each case that is United States Intellectual Property.

4.3 Representations and Warranties of Each Pledgor. To induce the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent and the applicable Lenders to enter into the respective Credit Agreements and to induce the applicable Lenders to make their respective extensions of credit or issue letters of credit to the applicable Borrowers thereunder, each Pledgor hereby represents and warrants to the Common Collateral Agent and each other Secured Party that:

4.3.1 Except as provided in Section 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.

4.3.2    [Reserved].

4.3.3 Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Permitted Liens.

4.3.4 Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets (as defined in Section 4.2.2(b)), upon the delivery to the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Pledgor, together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of any applicable Collateral Representative and Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, in each case subject to Permitted Liens (and any applicable Intercreditor Agreement), and except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5 Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon the obtaining and maintenance of “control” (as described in the Code) by the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with any applicable Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the applicable Collateral Representative and any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, in each case subject to Liens permitted by each Credit Agreement (including Permitted Liens) (and any applicable Intercreditor Agreement), and except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5 COVENANTS

5.1 Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Common Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans, any Reimbursement Amounts and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments shall have terminated, (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of (to a Person other than Holdings, Parent Borrower or a Restricted Subsidiary), or, if such Guarantor is a Subsidiary Guarantor, any other transaction or occurrence as a result of which such Guarantor ceases to be a

Restricted Subsidiary, in each case that is permitted under each Credit Agreement or (iii) as to any Guarantor, such Guarantor becoming an Excluded Subsidiary, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

5.2 Covenants of Each Grantor. Each Grantor covenants and agrees with the Common Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans, any Reimbursement Amounts and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments shall have terminated, (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, Parent Borrower or a Restricted Subsidiary), or any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary, in each case in accordance with the terms of the applicable Credit Agreement or (iii) as to any Grantor, such Grantor becoming an Excluded Subsidiary:

5.2.1    [Reserved].

5.2.2    [Reserved].

5.2.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and except to the extent that the failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest as and to the extent described in Section 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof).

(b) Such Grantor will furnish to the Common Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Common Collateral Agent may reasonably request in writing, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Common Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Common Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) as in effect from time to time in any United States jurisdiction with respect to the security interests created hereby; provided that, notwithstanding any other provision of this Agreement or any other Finance Document, none of Parent Borrower, any Subsidiary Borrower or any Grantor will be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Common Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), (iii) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case, to the extent perfected automatically or by the filing of a financing statement under the Code or, in the case of Pledged Stock, by being held by the Common Collateral Agent, any Collateral Representative or any Additional Agent as agent for the Common Collateral Agent), (iv) deliver landlord lien waivers, estoppels, collateral access letters or any other third party consents or (v) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.

(d) The Common Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining or delivery of documents or other deliverables with respect to, particular assets of any Grantor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.

5.2.5 Changes in Name, Jurisdiction of Organization, etc. Such Grantor will give prompt written notice to the Common Collateral Agent of any change in its name or location (as determined by Section 9-307 of the Code) (whether by merger or otherwise) (and in any event within 30 days of such change); provided that, promptly after receiving a written request therefor from the Common Collateral Agent, such Grantor shall deliver to the Common Collateral Agent all additional financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Common Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein, and upon receipt of such additional financing statements the Common Collateral Agent shall either promptly file such additional financing statements or approve the filing of such additional financing statements by such Grantor. Upon any such approval such Grantor shall proceed with the filing of the additional financing statements and deliver copies (or other evidence of filing) of the additional filed financing statements to the Common Collateral Agent.

5.2.6    [Reserved].

5.2.7 Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Common Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.2.8 Accounts Receivable. (a) With respect to Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Finance Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any such Account Receivable unless such extensions, compromises, settlements, releases, credits discounts, amendments, supplements or modifications would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.

(b) Such Grantor will deliver to the Common Collateral Agent a copy of each material demand, notice or document received by it that disputes the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.

5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby; provided that the satisfactory maintenance of such records shall be determined in good faith by such Grantor or the Parent Borrower.

5.2.10 Acquisition of Intellectual Property. Concurrently with the delivery of the annual Compliance Certificate pursuant to Section 7.2(a) of each Credit Agreement, the Parent Borrower will notify the Common Collateral Agent of any acquisition by the Grantors of any registration of any material United States Copyright, Patent or Trademark or any exclusive rights under a material United States Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably requested by the Common Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Common Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any United States Copyright, Patent or Trademark constituting Collateral, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/

or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, the United States Copyright Office.

5.2.11 Protection of Trademarks. Such Grantor shall, with respect to any Trademarks that are material to the business of such Grantor, use commercially reasonable efforts not to cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and shall use commercially reasonable efforts to take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality, except as would not reasonably be expected to have a Material Adverse Effect.

5.2.12 Protection of Intellectual Property. Subject to the Credit Agreements, such Grantor shall use commercially reasonable efforts not to do any act or omit to do any act whereby any of the Intellectual Property that is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

5.3 Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Common Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the Loans, any Reimbursement Amounts and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments shall have terminated, (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, Parent Borrower or a Restricted Subsidiary), or any other transaction or occurrence as a result of which such Pledgor (other than Holdings) ceases to be a Restricted Subsidiary of the Parent Borrower, in each case as permitted under the terms of the applicable Credit Agreement or (iii) as to any Pledgor, such Pledgor becoming an Excluded Subsidiary:

5.3.1 Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Common Collateral Agent and the other Secured Parties, hold the same in trust for the Common Collateral Agent and the other Secured Parties and deliver the same forthwith to the Common Collateral Agent (who will hold the same on behalf of the Secured Parties), any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, in the exact form received, duly indorsed by such Pledgor to the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to Section 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary pursuant to this Agreement). If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower permitted under each Credit Agreement) shall be paid over to the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by any applicable Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.2    [Reserved].

5.3.3    Pledged Notes. Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to Section 9.15), deliver to the
Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $5.0 million), indorsed in blank or, at the request of the Common Collateral Agent, indorsed to the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement. Furthermore, within 10 Business Days (or such longer period as may be agreed by the Common Collateral Agent in its sole discretion) after any Pledgor obtains a Pledged Note with a principal amount in excess of $5.0 million, such Pledgor shall cause such Pledged Note to be delivered to the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, indorsed in blank or, at the request of the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, indorsed to the Common Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.

5.3.4 Maintenance of Security Interest. (a) Such Pledgor shall use commercially reasonable efforts to defend the security interest created by this Agreement in such Pledgor’s Pledged Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Common Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Common Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor; provided that, notwithstanding any other provision of this Agreement or any other Finance Document, none of Parent Borrower, any Subsidiary Borrower or any other Pledgor will be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Common Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), (iii) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case, to the extent perfected automatically or by the filing of a financing statement under the Code or, in the case of Pledged Stock, by being held by the Common Collateral Agent, Collateral Representative or an Additional Agent as agent for the Common Collateral Agent), (iv) deliver landlord lien waivers, estoppels, collateral access letters or any other third party consents or (v) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.

(b) The Common Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining or delivery of documents or other deliverables with respect to, particular assets of any Pledgor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.

5.4 Covenants of Holdings. Holdings covenants and agrees with the Common Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Amounts and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments shall have terminated, Holdings shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than (i) transactions contemplated by the Finance Documents or the provision of administrative, legal, accounting and management services to, or on behalf of, any of its Subsidiaries, (ii) the acquisition and ownership of the Capital Stock of any of its Subsidiaries and the exercise of rights and performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of (A) the Credit Agreements, this Agreement and any other Finance Documents to which it is a party; any other agreement to which it is a party on the date hereof; any guarantee of Indebtedness or other obligations of any of its Subsidiaries permitted pursuant to the Finance Documents; and any Additional Documents (as defined in the Base Intercreditor Agreement); in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of it or any Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of the Management Agreements, (iv) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on, its equity securities, (v) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (viii) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, (ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (x) making loans to or other Investments in, or incurrence of Indebtedness from, its Subsidiaries as and to the extent not prohibited by the Credit Agreements, (xi) the merger or consolidation into any Parent Entity; provided that if Holdings is not the surviving entity, such Parent Entity undertakes the obligations of Holdings under the Finance Documents, (xii) the transfer of the Capital Stock of the Parent Borrower to a Successor Holding Company in accordance with Section 9.16(e) hereof, and the related transactions contemplated thereby, and (xiii) other activities incidental or related to the foregoing. This Section 5.4 shall not be construed to limit the Incurrence of Indebtedness by Holdings to any Person (subject to the preceding clause (x)).

Notwithstanding any provision of Article IV, this Article V or Section 7.9 of the Letter of Credit Agreement to the contrary, prior to the Discharge of Original Senior Lien Obligations, the requirements of Article IV, this Article V and Section 7.9 of the Letter of Credit Agreement (or any representation or warranty hereunder to the extent that it would have the effect of requiring) to deliver any Collateral to the L/C Facility Collateral Agent and/or the L/C Facility Administrative Agent shall be deemed satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) by the delivery of such Collateral to the Common Collateral Agent.

SECTION 6 REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to any applicable Intercreditor Agreement, the Common Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Common Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to any applicable Intercreditor Agreement, upon the Common Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Common Collateral Agent to furnish to the Common Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b) The Common Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable constituting Collateral and the Common Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in Section 9(a) of the applicable Credit Agreement, subject to any applicable Intercreditor Agreement. If required by the Common Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Section 9(a) of the applicable Credit Agreement, subject to any applicable Intercreditor Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the Collateral Proceeds Account, subject to withdrawal by the Common Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Common Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Collateral Account Bank (or by any Grantor in trust for the benefit of the Common Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in Section 9(a) of the applicable Credit Agreement has occurred and is continuing, subject to any applicable Intercreditor Agreement, at the Common Collateral Agent’s election, each of the Common Collateral Agent and the Administrative Agent may apply all or any part of the funds on deposit in the Collateral
Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in Section 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in Section 6.1(d) hereof.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 9(a) of the applicable Credit Agreement, and subject to any applicable Intercreditor Agreement, at the Common Collateral Agent’s request, each Grantor shall deliver to the Common Collateral Agent copies or, if required by the Common Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions that gave rise to such Grantor’s Accounts Receivable constituting Collateral, including all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

(d) So long as no Event of Default has occurred and is continuing, the Common Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor. In the event that an Event of Default has occurred and is continuing, subject to any applicable Intercreditor Agreement, the Common Collateral Agent and the Grantors agree that the Common Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of each Grantor be established at the Common Collateral Agent or at another institution reasonably acceptable to the Common Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Common Collateral Agent in its own name or in the name of others may, at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 9(a) of the applicable Credit Agreement, subject to any applicable Intercreditor Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Common Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b) Upon the request of the Common Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Section 9(a) of the applicable Credit Agreement, and subject to any applicable Intercreditor Agreement), each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Common Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Common Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Common Collateral Agent, the Credit Facility Administrative Agent, L/C Facility Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Common Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Common Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Common Collateral Agent shall have given notice to the relevant Pledgor of the Common Collateral Agent’s intent to exercise its corresponding rights pursuant to Section
6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of Section 5.3.1) and all payments made in respect of the Pledged Notes, to the extent permitted in each Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock.

(b) If an Event of Default shall occur and be continuing and the Common Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor as and in such order as is provided in Section 6.5 and (ii) any or all of the Pledged Stock shall be registered in the name of the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, or the respective nominee thereof, and the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable through its respective nominee, if applicable, in accordance with the terms of each applicable Intercreditor Agreement, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of each applicable Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable in accordance with the terms of each applicable Intercreditor Agreement, may reasonably determine), all without liability to the maximum extent permitted by applicable law (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of each applicable Intercreditor Agreement, shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Common Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable in accordance with the terms of the applicable Intercreditor Agreements, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Section 6.6 other than in accordance with Section 6.6.

(c) Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to, subject to any applicable Intercreditor Agreement, (i) comply with any instruction received by it from the Common Collateral Agent in writing with respect to Capital Stock in such Issuer that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Common Collateral Agent.

6.4 Proceeds to be Turned Over to the Common Collateral Agent. In addition to the rights of the Common Collateral Agent and the other Secured Parties specified in Section
6.1 with respect to payments of Accounts Receivable constituting Collateral, subject to any applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, and the Common Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Common Collateral Agent and the other Secured Parties, any Additional Agent and the other applicable Additional Secured Parties (as defined in the applicable Intercreditor Agreement) or the applicable Collateral Representative, as applicable, in accordance with the terms of the applicable Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Common Collateral Agent, any Additional Agent or the applicable Collateral Representative, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the terms of the applicable Intercreditor Agreement, in the exact form received by such Grantor (duly indorsed by such Grantor to the Common Collateral Agent, any Additional Agent or the applicable Collateral Representative, as applicable, in accordance with the terms of the applicable Intercreditor Agreement, if required). All Proceeds of Collateral received by the Common Collateral Agent hereunder shall be held by the Common Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control, subject to any applicable Intercreditor Agreement. All Proceeds of Collateral while held by the Common Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Common Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in Section 6.5 and any applicable Intercreditor Agreement.

6.5 Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the applicable Credit Agreement) received by the Common Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Common Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured) and/or then or at any time thereafter may, in the sole discretion of the Common Collateral Agent, subject to each applicable Intercreditor Agreement, be applied by the Common Collateral Agent against the Obligations of the relevant Granting Party then due and owing in the order of priority set forth in Section 6.5 of the Collateral Agency Agreement.

6.6 Code and Other Remedies. Subject to any applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Common Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Security Collateral) and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Common Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith (subject to the terms of any documentation governing any Special Purpose Financing) collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Common Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Common Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the Common Collateral Agent’s request (subject to the terms of any documentation governing any Special Purpose Financing and subject to any applicable Intercreditor Agreement), to assemble the Security Collateral and make it available to the Common Collateral Agent at places the Common Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The Common Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Common Collateral Agent and the other Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in Section 6.5 above, and only after such application and after the payment by the Common Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the Code, need the Common Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Common Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Common Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Grantor hereby consents to the non-exclusive royalty free use by the Common Collateral Agent of any Intellectual Property included in the Collateral for the purposes of disposing of any Security Collateral.

6.7 Registration Rights. (a) Subject to any applicable Intercreditor Agreement, if the Common Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Common Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock (other than Pledged Stock of Special Purpose Subsidiaries), or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Common Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the reasonable opinion of the Common Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Common Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Such Pledgor recognizes that the Common Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Common Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Common Collateral Agent and the Lenders, that the Common Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Pledgor and, to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the applicable Credit Agreement.

6.8 Waiver; Deficiency. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full the Loans, Reimbursement Amounts constituting Obligations of such Granting Party and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Common Collateral Agent or any other Secured Party to collect such deficiency.

Certain Undertakings with Respect to Special Purpose Subsidiaries. (a) The Common Collateral Agent and each Secured Party agrees that, prior to the date that is one year and one day after the payment in full of all of the obligations of each Special Purpose Subsidiary in connection with and under each securitization with respect to which any Special Purpose Subsidiary is a party, (i) the Common Collateral Agent and other Secured Parties shall not be entitled at any time to (A) institute against, or join any other Person in instituting against, any Special Purpose Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register the Capital Stock of any Special Purpose Subsidiary or any other instrument in the name of the Common Collateral Agent or a Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of the Parent Borrower or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such Capital Stock of any Special Purpose Subsidiary or any other instrument or (E) enforce any right that the holder of any such Capital Stock of any Special Purpose Subsidiary or any other instrument might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Special Purpose Subsidiary and (ii) the Common Collateral Agent and the other Secured Parties hereby waive and release any right to (A) require that any Special Purpose Subsidiary be in any manner merged, combined, collapsed or consolidated with or into the Parent Borrower or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of any Special Purpose Subsidiary as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from the Parent Borrower or any of its Subsidiaries to any Special Purpose Subsidiary, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a
“true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by any Special Purpose Subsidiary to any Person as other than a “true lease.” The Common Collateral Agent and each Secured Party agree and acknowledge that each of (x) each Enhancement Provider (as defined in each of (a) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as the same may be amended from time to time), by and between Hertz Vehicle Financing II LP and The Bank of New York Mellon Trust Company, N.A. (“BNY”), as trustee, and (b) the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013 (as the same may be amended from time to time), by and between Hertz Vehicle Financing LLC and BNY, as trustee) and (y) any agent and/or trustee acting on behalf of the holders of securitization indebtedness of any Special Purpose Subsidiary is an express third party beneficiary with respect to this Section 6.9 and each such person shall have the right to enforce compliance by the Common Collateral Agent and any other Secured Party with this Section 6.9.

(b) Upon the transfer by the Parent Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) of securitization assets to a Special Purpose Subsidiary in a securitization as permitted under this Agreement, any Liens with respect to such securitization assets arising under the Credit Agreements or any Security Documents shall automatically be released (and the Common Collateral Agent is hereby authorized to execute and enter into any such releases and other documents as the Parent Borrower may reasonably request in order to give effect thereto).

(c) Each of the Common Collateral Agent and each of the other Secured Parties shall take no action related to the Collateral that would cause any Special Purpose Subsidiary to breach any of its covenants in its certificate of formation, limited liability company agreement or in any other documents governing the related Special Purpose Financing or to be unable to make any representation in any such document.

(d) Each of the Common Collateral Agent and each of the Secured Parties acknowledges that it has no interest in, and will not assert any interest in, the assets owned by any Special Purpose Subsidiary, or any assets leased by any Special Purpose Subsidiary to any Person, other than, following a transfer of any pledged equity interest or pledged stock to the Common Collateral Agent in connection with any exercise of remedies pursuant to this Agreement, the right to receive lawful dividends or other distributions when paid by any such Special Purpose Subsidiary from lawful sources and in accordance with the documents governing the related Special Purpose Financing and the rights of a member of such Special Purpose Subsidiary.

(e) Without limiting the foregoing, the Common Collateral Agent and the Lenders agree, to the extent required by Moody’s, S&P or any rating agency in connection with a Special Purpose Financing involving a Special Purpose Subsidiary the Capital Stock of which constitutes Pledged Collateral hereunder, to act in accordance with clauses (c) and (d) above with respect to such Capital Stock and such Special Purpose Financing.

SECTION 7 THE COMMON COLLATERAL AGENT

7.1 Common Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Granting Party hereby irrevocably constitutes and appoints the Common Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Common Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to each applicable Intercreditor Agreement. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law) and subject to each applicable Intercreditor Agreement, (x) each Pledgor hereby gives the Common Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in Section 6.6(a) or 6.7, any indorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral and (y) each Grantor hereby gives the Common Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) subject to the terms of any documentation governing any Special Purpose Financing, in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Common Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Common Collateral Agent may reasonably request to such Grantor to evidence the Common Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Finance Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)    subject to the terms of any documentation governing any Special Purpose
Financing, (A) direct any party liable for any payment under any of the Collateral of such
Grantor to make payment of any and all moneys due or to become due thereunder directly to the Common Collateral Agent or as the Common Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Common Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) for such term or terms, on such conditions, and in such manner, as the Common Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Common Collateral Agent were the absolute owner thereof for all purposes, and do, at the Common Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things the Common Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Common Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) The reasonable expenses of the Common Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans that are Revolving Loans under the 2016 Credit Agreement, from the date of payment by the Common Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Common Collateral Agent on demand.

(c) Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

7.2 Duty of Common Collateral Agent. The Common Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Common Collateral Agent deals with similar property for its own account. None of the Common Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Common Collateral Agent and the other Secured Parties hereunder are solely to protect the Common Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Common Collateral Agent or any other Secured Party to exercise any such powers. The Common Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and, to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

7.3 Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the Common Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the Common Collateral Agent reasonably determines appropriate to perfect the security interests of the Common Collateral Agent under this Agreement. Each Granting Party authorizes the Common Collateral Agent to use any collateral description reasonably determined by the Common Collateral Agent and reasonably satisfactory to the Parent Borrower. The Common Collateral Agent agrees to notify the relevant

Granting Party of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4 Authority of Common Collateral Agent. Each Granting Party acknowledges that the rights and responsibilities of the Common Collateral Agent under this Agreement with respect to any action taken by the Common Collateral Agent or the exercise or non-exercise by the Common Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Common Collateral Agent and the Secured Parties, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Common Collateral Agent and the Granting Parties, the Common Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5 Right of Inspection. Subject to the last sentence of Section 7.6 of each Credit Agreement, upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Common Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor (other than (a) all data and information used to calculate any “measurement month average” or (b) any “market value average” or any similar amount, however designated, under or in connection with any financing of Vehicles and/or other property or assets), and the Common Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Common Collateral Agent at such Grantor’s reasonable cost and expense such clerical and other assistance as may be reasonably requested with regard thereto.

SECTION 8 NON-LENDER SECURED PARTIES

8.1 Rights to Collateral. (a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the
2016 Credit Agreement) or to direct the Common Collateral Agent to do the same, including the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Granting Party under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Security Documents); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning, the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with the Security Documents); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy that is provided by one or more

Lenders among others (including on a priming basis under Section 364(d) of the United States Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lender Secured Parties’ seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Common Collateral Agent and the Lenders, with the consent of the Common Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. The Non-Lender Secured Parties, by their acceptance of the benefits of this Agreement and the other Security Documents, hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c) Notwithstanding any provision of this Section 8.1, the Non-Lender Secured Parties shall be entitled, subject to each applicable Intercreditor Agreement, to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties. Each Non- Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees to be bound by and to comply with each applicable Intercreditor Agreement and authorizes the Common Collateral Agent to enter into the Intercreditor Agreements on its behalf.

(d) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees that the Common Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Credit Facility Borrower Obligations and/or the related Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2 Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Common Collateral Agent as agent under the Collateral Agency Agreement (and all officers, employees or agents designated by the Common

Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact and, in such capacity, the Common Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Common Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Common Collateral Agent has appointed the Credit Facility Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

8.3 Waiver of Claims. To the maximum extent permitted by law, each Non- Lender Secured Party waives any claim it might have against the Common Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, mistake or oversight whatsoever on the part of the Common Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Finance Documents or any transaction relating to the Collateral (including any such exercise described in Section 8.1(b) above), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person or any Related Party thereof (as such term is defined in Section 11.5 of the 2016 Credit Agreement). To the maximum extent permitted by applicable law, none of the Common Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.

8.4 Designation of Non-Lender Secured Parties. The Parent Borrower may from time to time designate a Person as a “Bank Products Affiliate”, a “Bank Products Provider”, a “Hedging Affiliate”, a “Hedging Provider” or a “Management Credit Provider” hereunder by written notice to the Common Collateral Agent. Upon being so designated by the Parent Borrower, such Bank Products Provider, Bank Products Affiliate, Hedging Provider, Hedging Affiliate or Management Credit Provider (as the case may be) shall be a Non-Lender Secured Party for the purposes of this Agreement for as long as so designated by the Parent Borrower; provided that, at the time of the Parent Borrower’s designation of such Non-Lender Secured Party, the obligations of the relevant Grantor under the applicable Hedging Agreement, Bank Products Agreement or Management Guarantee (as the case may be) have not been designated as Additional Obligations.

8.5 Release of Liens; Rollover Hedge Providers. Each Rollover Hedge Provider (as defined below), and each Lender (as defined in the 2016 Credit Agreement) who is an Affiliate of any such Rollover Hedge Provider, on behalf of such Rollover Hedge Provider, in each case by its acceptance of the benefits of this Agreement, hereby authorizes and directs Deutsche Bank AG New York Branch (in its capacity as administrative and collateral agent under each of the Predecessor Term Loan Credit Agreement and the Predecessor ABL Credit Agreement and the security documents related to each of them) to take, and consents to its taking, all and any actions to effect and evidence the release of all security interests and liens held on behalf of such Rollover

Hedge Provider in its capacity as a “Secured Party” under, and as defined in, such Predecessor Term Loan Credit Agreement or such Predecessor ABL Credit Agreement, as applicable, and the security documents related to each of them, and each Rollover Hedge Provider releases Deutsche Bank AG New York Branch from any liability in connection therewith. As used in this Section 8.5, “Rollover Hedge Providers” shall mean collectively each Non-Lender Secured Party hereunder who was also, immediately prior to the effectiveness of this Agreement, (x) a “Non-Lender Secured Party” in respect of Hedging Agreements permitted under and as defined in such Predecessor Term Loan Credit Agreement and the related security documents and (y) a “Non-Lender Secured Party” in respect of Hedging Agreements permitted under and as defined in such Predecessor ABL Credit Agreement and the related security documents.

SECTION 9 MISCELLANEOUS

9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Common Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the Common Collateral Agent in a written instrument executed by the Common Collateral Agent and (b) if separately agreed in writing between the Parent Borrower and any Non-Lender Secured Party (and such Non-Lender Secured Party has been designated in writing by the Parent Borrower to the Common Collateral Agent for purposes of this sentence, for so long as so designated), no such amendment, modification or waiver shall amend, modify or waive Section 6.5 (or the definition of “Non-Lender Secured Party” or “Secured Party” to the extent relating thereto) if such amendment, modification or waiver would directly and adversely affect such Non-Lender Secured Party without the written consent of such Non-Lender Secured Party. For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to any Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to any Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Granting Party hereunder or in respect hereof, shall not be given such effect, except pursuant to a written instrument executed by each affected Granting Party and the Common Collateral Agent in accordance with this Section 9.1.

9.2 Notices. All notices, requests and demands to or upon the Common Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in Section 11.2 of each Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Common Collateral Agent and the Administrative Agent given in accordance with Section 11.2 of each Credit Agreement.

9.3 No Waiver by Course of Conduct; Cumulative Remedies. None of the Common Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Common Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Common Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Common Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Enforcement Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the Common Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Finance Documents to which such Guarantor is a party, including the reasonable fees and disbursements of counsel to the Secured Parties, the Common Collateral Agent and the Administrative Agent.

(b) Each Grantor jointly and severally agrees to pay, and to save the Common Collateral Agent, each Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to Section 11.5 of each Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Common Collateral Agent, the Administrative Agent or any other Secured Party.

(c) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreements and the other Finance Documents.

9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Common Collateral Agent and the Secured Parties and their respective successors and assigns permitted by the Credit Agreements; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Common Collateral Agent, except as permitted hereby or by each Credit Agreement.

9.6 Set-Off. Each Guarantor hereby irrevocably authorizes each of the Administrative Agent and the Common Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Parent Borrower, any such notice being expressly waived by each Guarantor and by the Parent Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Section 9(a) of the applicable Credit Agreement, so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Common Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Common Collateral Agent, the Administrative Agent or such other Secured Party may elect. The Common Collateral Agent, the Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Common Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Common Collateral Agent, the Administrative Agent and each other Secured Party under this Section 9.6 are in addition to other rights and remedies (including other rights of set-off) that the Common Collateral Agent, the Administrative Agent or such other Secured Party may have.

9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration. This Agreement, the Collateral Agency Agreement, the other Finance Documents represent the entire agreement of the Granting Parties, the Common Collateral Agent, the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Common Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Finance Documents.

9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.12 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Finance Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the address specified in Section 9.2 or at such other address of which the Common Collateral Agent and the Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Common Collateral Agent and each Administrative Agent) shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any consequential or punitive damages.

9.13    Acknowledgments. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Finance Documents to which it is a party;

(b) none of the Common Collateral Agent, the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Finance Documents, and the relationship between the Guarantors, on the one hand, and the Common Collateral Agent, the Credit Facility Collateral Agent, the Credit Facility Administrative Agent, the L/C Facility Collateral Agent, the L/C Facility Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Finance Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15 Additional Granting Parties. Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to Section 7.9(b) of each Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Parent Borrower pursuant to Section 7.9(b) of each Credit
Agreement shall become a Pledgor with respect thereto upon execution and delivery by such
Granting Party of an Assumption Agreement in substantially the form of Annex 2 hereto.

9.16 Releases. (a) At such time as the Loans, the Reimbursement Amounts and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (except for any Letter of Credit that has been cash collateralized, or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender), all Security Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Common Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Common Collateral Agent shall deliver to such Granting Party any Security Collateral held by the Common Collateral Agent hereunder, and the Common Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, as any Granting Party shall reasonably request to evidence such termination.

(b) Upon any sale or other disposition of Security Collateral permitted by each Credit Agreement (other than any sale or disposition to another Granting Party), the Lien pursuant to this Agreement on such Security Collateral shall be automatically released. Upon any Collateral Suspension with respect to Security Collateral permitted by each Credit Agreement, the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released, subject to the requirements to reinstate any such Lien and grant Liens as set forth in Section 7.9(f) of each Credit Agreement. Upon (i) any such permitted sale or other disposition of Security

Collateral, (iii) any such Collateral Suspension or (iii) the sale or other disposition of the Capital Stock of any Granting Party (other than to Holdings, the Parent Borrower or a Restricted Subsidiary) permitted under each Credit Agreement or any other transaction or occurrence as a result of which such Granting Party ceases to be a Restricted Subsidiary, the Common Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Granting Party from its Guarantee or the release of the Security Collateral subject to such sale, disposition, Collateral Suspension or other transaction, identifying such Granting Party or the relevant Security Collateral, together with a certification by the Parent Borrower stating that such transaction is in compliance with each Credit Agreement and the other Finance Documents, deliver to the Parent Borrower or the relevant Granting Party any Security Collateral of such relevant Granting Party held by the Common Collateral Agent, or the Security Collateral subject to such sale or disposition, Collateral Suspension or other transaction, and, at the sole cost and expense of such Granting Party, execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, as the Parent Borrower or such Granting Party shall reasonably request (x) to evidence or effect the release of such Granting Party from its Guarantee (if any) and of the Liens created hereby (if any) on such Granting Party’s Security Collateral or (y) to evidence the release of the Security Collateral subject to such sale, disposition, Collateral Suspension or other transaction.

(c) Upon any Granting Party becoming an Excluded Subsidiary in accordance with the provisions of each Credit Agreement, the Lien pursuant to this Agreement on all Security Collateral of such Granting Party (if any) shall be automatically released, and the Guarantee (if any) of such Granting Party, and all obligations of such Granting Party hereunder, shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and the sole expense of the Parent Borrower or such Granting Party, the Common Collateral Agent shall deliver to the Parent Borrower or such Granting Party any Security Collateral of such Granting Party held by the Common Collateral Agent and execute, acknowledge and deliver to the Parent Borrower or such Granting Party such releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, as the Parent Borrower or such Granting Party shall reasonably request to evidence or effect the release of such Granting Party from its Guarantee (if any) and of the Liens created hereby (if any) on such Granting Party’s Security Collateral.

(d) Upon any Security Collateral being or becoming an Excluded Asset, the Lien pursuant to this Agreement on such Security Collateral shall be automatically released. At the request and sole expense of any Granting Party, the Common Collateral Agent shall deliver such Security Collateral (if held by the Common Collateral Agent) to such Granting Party and execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, as such Granting Party shall reasonably request to evidence such release.

(e) Notwithstanding any other provision of this Agreement or any other Finance Document, Holdings shall have the right to transfer all of the Capital Stock of the Parent Borrower held by Holdings to any Parent Entity or any Subsidiary of any Parent Entity (a “Successor Holding Company”) that (i) is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) assumes all of the obligations of

Holdings under this Agreement and the other Finance Documents to which Holdings is a party by executing and delivering to the Common Collateral Agent a joinder substantially in the form of Annex 3 hereto, or one or more other documents or instruments, together with a financing statement in appropriate form for filing under the Uniform Commercial Code of the relevant jurisdiction, in form and substance reasonably satisfactory to the Common Collateral Agent, upon which (x) such Successor Holding Company will succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Agreement and the other Finance Documents, and shall be thereafter be deemed to be “Holdings” for purposes of this Agreement and the other Finance Documents, (y) Holdings as predecessor to the Successor Holding Company (“Predecessor Holdings”) shall be irrevocably and unconditionally released from its Guarantee and all other obligations hereunder and under the other Finance Documents and (z) the Lien pursuant to this Agreement on all Security Collateral of Predecessor Holdings, and any Lien pursuant to any other Finance Document on any other property or assets of Predecessor Holdings, shall be automatically released (it being understood that such transfer of Capital Stock of the Parent Borrower to and assumption of rights and obligations of Holdings by such Successor Holding Company shall not constitute a Change of Control). At the request and the sole expense of Predecessor Holdings or the Parent Borrower, the Common Collateral Agent shall deliver to Predecessor Holdings any Security Collateral and other property or assets of Predecessor Holdings held by the Common Collateral Agent and execute, acknowledge and deliver to Predecessor Holdings such releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, as Predecessor Holdings or the Parent Borrower shall reasonably request to evidence or effect the release of Predecessor Holdings from its Guarantee and other obligations hereunder and under the other Finance Documents, and the release of the Liens created hereby on Predecessor Holdings’ Security Collateral (other than Capital Stock of the Parent Borrower) and by any other Finance Document on any other property or assets of Predecessor Holdings.

(f) So long as no Event of Default has occurred and is continuing, the Common Collateral Agent shall at the direction of any applicable Granting Party return to such Granting Party any proceeds or other property received by it during any Event of Default pursuant to either Section 5.3.1 or 6.4 and not otherwise applied in accordance with Section 6.5.

(g) The Common Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Security Collateral by it in accordance with (or that the Common Collateral Agent in good faith believes to be in accordance with) this Section
9.16.

9.17 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Common Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

(b) The obligations of any Guarantor in respect of this Agreement to the Common Collateral Agent, for the benefit of each holder of secured Obligations, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by the Common Collateral Agent of any sum adjudged to be so due in the judgment currency, the Common Collateral Agent may, in accordance with normal banking procedures, purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Common Collateral Agent for the benefit of such holder against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the Common Collateral Agent, the Common Collateral Agent agrees to remit to the Parent Borrower such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.

9.18 Transfer Tax Acknowledgment. Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the Common Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as security for the Obligations and that this Section 9.18 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.

9.19 Release of Liens; Rollover Issuing Lenders. Each Rollover Issuing Lender (as defined below), by its acceptance of the benefits of this Agreement, hereby authorizes and directs Deutsche Bank AG New York Branch (in its capacity as administrative and collateral agent under each of the Predecessor ABL Credit Agreement and the Predecessor Term Loan Credit Agreement and, in each case, the related security documents) to take all and any actions to effect the release of all security interests and liens held on behalf of such Rollover Issuing Lender in its capacity as a “Secured Party” under, and as defined in, the Predecessor ABL Credit Agreement and the related U.S. security documents and the Predecessor Term Loan Credit Agreement and the related security documents, and each Rollover Issuing Lender releases Deutsche Bank AG New York Branch from any liability in connection therewith. As used in this Section 9.19, “Rollover Issuing Lender” means each bank listed as a letter of credit issuing bank in Schedule B to the 2016 Credit Agreement.

9.20 Amendment and Restatement. The parties hereto acknowledge and agree that this Agreement and the other documents entered into in connection therewith and herewith do not constitute a novation of the Obligations (as defined under the Existing Guarantee and Collateral Agreement) or any security interests and the liens and security interests created under the Existing Guaranty and Collateral Agreement shall continue to be in full force and effect as amended, restated and modified hereby, except that, from and after the date hereof, each reference in any such Finance Document to the “Guarantee and Collateral Agreement” shall be deemed to mean this Agreement.

[Remainder of page left blank intentionally; Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

THE HERTZ CORPORATION

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG OPERATIONS, INC. FIREFLY RENT A CAR LLC
HCM MARKETING CORPORATION HERTZ CAR SALES LLC
HERTZ CLAIM MANAGEMENT CORPORATION
HERTZ GLOBAL SERVICES CORPORATION HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC. HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION RENTAL CAR GROUP COMPANY, LLC THRIFTY CAR SALES, INC.
THIRFTY INSURANCE AGENCY, INC. TRAC ASIA PACIFIC, INC.

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Vice President and Treasurer

DONLEN CORPORATION

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Vice President and Assistant Treasurer

DTG SUPPLY, LLC
By: DTG Operations, Inc., Its sole
Member/Manager

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

THRIFTY, LLC
By: Dollar Thrifty Automotive Group, Inc., Its sole
Member/Manager

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Vice President and Treasurer

THRIFTY RENT-A-CAR SYSTEM, LLC By: Thrifty, LLC, Its sole Member/Manager,
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By: /s/ R. Scott Massengill	Name: R. Scott Massengill
Title: Vice President and Treasurer

Acknowledged and Agreed to as of the date hereof by:

BARCLAYS BANK PLC,
as Common Collateral Agent

By: /s/ Craig Malloy	Name: Craig Malloy
Title:    Director

Annex 1 to
Guarantee and Collateral Agreement

[FORM OF] ACKNOWLEDGEMENT AND CONSENT*

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement, dated as of November 2, 2017 (the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement or the Credit Agreements referred to therein, as the case may be), made by the Granting Parties thereto for the benefit of Barclays Bank PLC, as Common Collateral Agent. The undersigned agrees for the benefit of the Common Collateral Agent and the Secured Parties as follows:

The undersigned will be bound by the terms of the Agreement applicable to it as an Issuer (as defined in the Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer.

The undersigned will notify the Common Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.3.1 of the Agreement.

The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:	Name:
Title:

Address for Notices:
____________________________________
____________________________________
____________________________________

Fax:

*    This consent is necessary only with respect to any Issuer which is not also a Granting Party.

Annex 2 to
Guarantee and Collateral Agreement

[FORM OF] ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of _________ __,_______, made by ____________________________, a ________________ (the “Additional Granting Party”), in favor of Barclays Bank PLC, as collateral agent under the Collateral Agency Agreement (as hereinafter defined) for all the Secured Parties (as hereinafter defined) (in such capacity, and together with its successors and assigns in such capacity, the “Common Collateral Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the 2016 Credit Agreement or the Letter of Credit Agreement, as applicable.

W I T N E S S E T H :

WHEREAS, THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the Subsidiary Borrowers from time to time party thereto (together with the Parent Borrower, the “Borrowers” and each individually a “Borrower”), the Lenders, Barclays Bank PLC, as collateral agent and administrative agent (in such capacities, and together with its successors and assigns in such capacities, the “Credit Facility Collateral Agent”) and the other parties from time to time party thereto are parties to a Credit Agreement, dated as of June 30, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “2016 Credit Agreement”);

WHEREAS, the Parent Borrower, Barclays Bank PLC, as collateral agent and administrative agent (in such capacities, and together with its successors and assigns in such capacities, the “L/C Facility Collateral Agent”) and the other parties from time to time party thereto are parties to a Credit Agreement, dated as of November 2, 2017 (as amended, supplemented, waived or otherwise modified from time to time, the “Letter of Credit Agreement”);

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of November 2, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), (a) the Guarantors party thereto guaranteed all of the Borrower Obligations; and (b) the Grantors party thereto granted a security interest on a first priority basis in the Collateral to the Common Collateral Agent to secure all of the Borrower Obligations;

WHEREAS, [the][each] Additional Granting Party is a member of an affiliated group of companies that includes the Parent Borrower and each other Granting Party; the proceeds of the extensions of credit under the Credit Agreements will be used in part to enable the Borrowers and the Parent Borrower to make valuable transfers to one or more of the other Granting Parties (including [each] such Additional Granting Party) in connection with the

Annex 2

operation of their respective businesses; and the Borrowers and the other Granting Parties (including [each] such Additional Granting Party) are engaged in related businesses, and each such Granting Party (including the Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreements;

WHEREAS, the Credit Agreements require [the][each] Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, [the][each] Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Guarantee and Collateral Agreement.    By executing and delivering this Assumption Agreement, [the][each] Additional Granting Party, as provided in Section 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor[, Grantor and Pledgor] [and Grantor] [and Pledgor]1 and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor[, Grantor and Pledgor] [and Grantor] [and Pledgor]2 thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules to _________________the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. [The][Each] Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a Guarantor[, Grantor and Pledgor] [and Grantor] [and Pledgor],3 contained in Section 4 of the Guarantee and Collateral Agreement, is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. Each Additional Granting Party hereby grants, as and to the same extent as provided in the Guarantee and Collateral Agreement, to the Common Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the [Collateral (as such term is defined in Section 3.1 of the Guarantee and Collateral Agreement) of such Additional Granting Party] [and] [the Pledged Collateral (as such term is defined in the Guarantee and Collateral Agreement) of such Additional Granting Party, except as provided in Section 3.3 of the Guarantee and Collateral Agreement].

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES

1    Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
2    Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
3    Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

Annex 2

ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Annex 2

IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTING PARTY]

By: _______________________________
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

BARCLAYS BANK PLC,
as Common Collateral Agent

By: ____________________________
Name:
Title:

Annex 2

Annex 1-A to
Assumption Agreement

Supplement to
Guarantee and Collateral Agreement
Schedule 1

Supplement to
Guarantee and Collateral Agreement
Schedule 2

Supplement to
Guarantee and Collateral Agreement
Schedule 3

Supplement to
Guarantee and Collateral Agreement
Schedule 4

Supplement to
Guarantee and Collateral Agreement
Schedule 5

Annex 3
Guarantee and Collateral Agreement

[FORM OF]

SUCCESSOR HOLDING COMPANY JOINDER AND RELEASE

JOINDER AND RELEASE, dated as of __________ __, _____ (this “Joinder”) by and among RENTAL CAR INTERMEDIATE HOLDINGS, LLC (“Assignor”), (“Assignee”) and Barclays Bank PLC, as collateral agent under the Collateral Agency Agreement (as hereinafter defined) for all the Secured Parties (as hereinafter defined) (in such capacity, and together with its successors and assigns in such capacity, the “Common Collateral Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the 2016
Credit Agreement or the Letter of Credit Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the Subsidiary Borrowers from time to time party thereto (together with the Parent Borrower, the “Borrowers” and each individually a “Borrower”), the Lenders, Barclays Bank PLC, as collateral agent and administrative agent (in such capacities, and together with its successors and assigns in such capacities, the “Credit Facility Collateral Agent”) and the other parties from time to time party thereto are parties to a Credit Agreement, dated as of June 30, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “2016 Credit Agreement”);

WHEREAS, the Parent Borrower, Barclays Bank PLC, as collateral agent and administrative agent (in such capacities, and together with its successors and assigns in such capacities, the “L/C Facility Collateral Agent”) and the other parties from time to time party thereto are parties to a Credit Agreement, dated as of November 2, 2017 (as amended, supplemented, waived or otherwise modified from time to time, the “Letter of Credit Agreement”);

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of November 2, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), (a) the Guarantors party thereto guaranteed all of the Borrower Obligations; and (b) the Grantors party thereto granted a security interest on a first priority basis in the Collateral to the Common Collateral Agent to secure all of the Borrower Obligations;

WHEREAS, Assignee is acquiring from Assignor all of the Capital Stock of the
Parent Borrower;

WHEREAS, in connection therewith, Section 9.16(e) of the Guarantee and Collateral Agreement requires Assignee to assume all of the obligations of Assignor under the Guarantee and Collateral Agreement and the other Finance Documents to which Assignor is a party; and

Annex 3

WHEREAS, upon the assumption of Assignor’s obligations by Assignee, Assignor shall be automatically released from its obligations under the Guarantee and Collateral Agreement and any other instrument or document furnished pursuant thereto, and pursuant to Section 9.16(e) of the Guarantee and Collateral Agreement, the Common Collateral Agent shall, among other things, take such actions as may be reasonably requested to evidence such release.

NOW, THEREFORE, IT IS AGREED:

1.
By executing and delivering this Joinder, Assignee hereby expressly assumes all of the obligations of Assignor under the Guarantee and Collateral Agreement and each other Finance Document to which Assignor is a party and agrees that it will be bound by the provisions of the Guarantee and Collateral Agreement and such other Finance Documents. Pursuant to Section 9.16(e) of the Guarantee and Collateral Agreement, Assignee hereby succeeds to, and is substituted for, and shall exercise every right and power of, Assignor under the Guarantee and Collateral Agreement and the other Finance Documents to which Assignor is a party, and shall thereafter be deemed to be “Holdings” for purposes of the Guarantee and Collateral Agreement and the other Finance Documents and a “Guarantor”, “Granting Party” and “Pledgor” for purposes of the Guarantee and Collateral Agreement as if originally named therein and Assignor is hereby expressly, irrevocably and unconditionally discharged from all debts, obligations, covenants and agreements under the Guarantee and Collateral Agreement and the other Finance Documents to which it is a party.

2.
The Common Collateral Agent hereby confirms and acknowledges the release of Assignor from its Guarantee and all other obligations under the Guarantee and Collateral Agreement and all other obligations thereunder and under the other Finance Documents.

3.
The Common Collateral Agent hereby confirms and acknowledges that the Lien pursuant to the Guarantee and Collateral Agreement on all Security Collateral of Assignor, and any Lien pursuant to any other Finance Document on the property or assets of Assignor, has been automatically released.

4.	The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules __ to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. Assignee hereby represents and warrants that each of the representations and warranties made by Assignee, in its capacity as a Guarantor, Grantor and Pledgor, in each case solely with respect to the representations and warranties made by Holdings, contained in Section 4 of the Guarantee and Collateral Agreement, is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder) as if made on and as of such date. Assignee hereby grants, as and to the same extent as provided in the Guarantee and Collateral Agreement, to the Common Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the Security Collateral of Assignee, except as provided in Section 3.3 of the Guarantee and Collateral Agreement.

Annex 3

5.	Assignee represents and warrants that (a) it is a [_________] organized under the laws of [________]

and (b) it has full power and authority, and has taken all actions necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby.

6.
Assignor (a) represents and warrants that it has full power and authority, and has taken all actions necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with the Guarantee and Collateral Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Guarantee and Collateral Agreement or any other instrument or document furnished pursuant thereto or any collateral thereunder; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent Borrower, any of its Subsidiaries or any other Loan Party or Credit Party or the performance or observance by the Parent Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Guarantee and Collateral Agreement or any other instrument or document furnished pursuant hereto or thereto.

7.
GOVERNING LAW. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Annex 3

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[ASSIGNOR]

By: ____________________________
Name:
Title:

[ASSIGNEE]

By: ____________________________
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

BARCLAYS BANK PLC,
as Common Collateral Agent

By: _________________________
Name:
Title:

Annex 3

Annex 1-A to
Joinder and Release

Supplement to
Guarantee and Collateral Agreement
Schedule 1

Supplement to
Guarantee and Collateral Agreement
Schedule 2

Supplement to
Guarantee and Collateral Agreement
Schedule 3

Supplement to
Guarantee and Collateral Agreement
Schedule 4

Supplement to
Guarantee and Collateral Agreement
Schedule 5